                                     Exhibit 23.1

                               INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of Champion Industries, Inc. of our report dated March 1, 1996 (except for Notes 3, 7, and 11, which are as of September 30, 1996), relating to the balance sheets of Interform Corporation as of December 31, 1995 and 1994, and the related statements of operations and accumulated deficit and cash flows for the years then ended.


We also consent to the incorporation by reference in the Registration Statement pertaining to the 1993 Stock Option Plan (Form S-8, No. 33-76790) of Champion Industries, Inc. of our report dated March 1, 1996 (except for
Note 3, 7 and 11, which are as of September 30, 1996) with respect to the financial statements of Interform Corporation included in this Current Report on Form 8-K dated January 14, 1997.


/s/ Grossman Yanak & Ford


Pittsburgh, Pennsylvania
January 14, 1997


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